[MULTIPLIER] 1
                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                              PAB BANKSHARES, INC.
                              --------------------

                                                  NINE MONTHS ENDED
                                                    SEPTEMBER 30,
                                               ------------------------
                                                1999             1998
                                             ----------       ----------

Basic Earnings Per Share:
-------------------------
  Average shares outstanding                 8,288,718         8,279,090
                                            ==========        ==========

Diluted Earnings Per Share:
---------------------------
  Average shares outstanding                 8,288,718         8,279,090
                                            ----------        ----------
  Average options outstanding:
    With exercise price of $6.250              128,000           144,000
    With exercise price of $6.670                7,353             7,353
    With exercise price of $10.063             131,250           131,500
    With exercise price of $12.063              45,000            46,500
    With exercise price of $14.000              10,000            10,000
                                            ----------        ----------
  Proceeds from assumed exercise of options
    outstanding                             $2,852,648         2,973,259
  Average market price per share during
    the period                              $    15.85             15.10
                                            ----------        ----------

  Assumed shares repurchased                   179,973           196,938
                                            ----------        ----------

  Common stock equivalents of options
    outstanding                                141,630           142,415
                                            ----------        ----------

  Average shares outstanding                 8,430,348         8,421,505
                                            ==========        ==========

Earnings Per Share:
-------------------
  Net Income                                $5,413,958         5,080,700
                                            ==========        ==========

  Basic Earnings Per Share                  $      .65               .61
                                            ==========        ==========

  Diluted Earnings Per Share                $      .64               .60
                                            ==========        ==========
